Exhibit 8.1

List of Certain Subsidiaries of América Móvil, S.A.B. de C.V.

As of March 31, 2015

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity

AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company
Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/ Wireless
Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company
Radiomovil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/ Wireless
Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless
TracFone Wireless, Inc.	USA	98.2	Wireless
Claro Telecom Participacões, S.A.	Brazil	100.0	Holding Company
Americel S.A.	Brazil	100.0	Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/ Wireless
Empresa Nicaragüense de Telecomunicaciones, S.A.	Nicaragua	99.6	Fixed-line/ Wireless
Estesa Holding Corp.	Panama	100.0	Holding Company
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line
Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Comunicación Celular S.A. (Comcel)	Colombia	99.4	Wireless
Telmex Colombia, S.A.	Colombia	99.3	Fixed-line/ Cable TV
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless
AMX Argentina, S.A.	Argentina	100.0	Wireless
Telstar, S.A.	Uruguay	99.9	Fixed-line
Flimay, S.A.	Uruguay	99.9	DTH
Ertach, S.A.	Argentina	99.8	Wireless
Telmex Argentina, S.A.	Argentina	99.7	Services to Corporate Customers
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless
Claro Chile S.A.	Chile	100.0	Wireless
Claro Servicios Empresariales, S.A.	Chile	99.6	Fixed-line/ Wireless
América Móvil Perú, S.A.	Peru	100.0	Wireless
Claro Panamá, S.A.	Panama	100.0	Wireless
Carso Telecom B.V. (formerly known as Amov Europa B.V.)	Netherlands	100.0	Holding Company
Telekom Austria Aktiengesellschaft	Austria	59.7	Holding Company
Teléfonos de México, S.A.B. de C.V.	Mexico	98.7	Fixed-line
Integración de Servicios TMX, S.A. de C.V.	Mexico	98.7	Holding Company
Consorcio Red Uno, S.A. de C.V.	Mexico	98.7	Telecommunicatios Network Integration Services
Teléfonos del Noroeste, S.A. de C.V.	Mexico	98.7	Fixed-line
Uninet, S.A. de C.V.	Mexico	98.7	Corporate networks and Internet Access Services

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
Teninver, S.A. de C.V.	Mexico	98.7	Leasing
Telmex USA, L.L.C.	USA	98.7	Fixed-line
Empresa de Servicios y Soporte Integral GC, S.A.P.I. de C.V.	Mexico	98.7	Holding Company
Alquiladora de Casas, S.A. de C.V.	Mexico	98.7	Real Estate
Compañía de Teléfonos y Bienes Raíces, S.A. de C.V.	Mexico	98.7	Real Estate
Renta de Equipo, S.A. de C.V.	Mexico	98.7	Leasing
Telmex Internacional, S.A. de C.V.	Mexico	97.8	Holding Company
Controladora de Servicios de Telecomunicaciones, S.A. de C.V.	México	98.4	Holding Company
Hitss Solutions, S.A. de C.V.	México	68.9	Information Technology
Ecuador Telecom, S.A.	Ecuador	98.4	Fixed-line
Claro Comunicaciones, S.A.	Chile	98.2	Fixed-line/ Wireless
Sección Amarilla USA, LLC	USA	98.4	Directories Provider
Publicidad y Contenido Editorial, S.A. de C.V.	Mexico	98.4	Provider of Cable Television Content
Editorial Contenido, S.A. de C.V.	Mexico	98.4	Magazine Editor
Claro S.A.	Brasil	96.2	Fixed-line/ Wireless/ Cable TV
Star One S.A.	Brasil	96.2	Satellite Services Provider

(1)	Percentage of equity owned by América Móvil, S.A.B. de C.V. directly or indirectly through its subsidiaries and/or affiliates.